EXHIBIT 23.1
                                                                    ------------


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in Post-Effective Amendment No. 2 to the Registration Statement (Form S-3 No.
333-7483) and related Prospectus of Vion Pharmaceuticals, Inc. for the registration of shares of its common stock, Redeemable Class A Warrants, and Redeemable Class B Warrants and to the incorporation by reference therein of our report dated February 12, 1997 with respect to the consolidated financial statements of Vion Pharmaceuticals, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                              /s/  ERNST & YOUNG LLP


Hartford, Connecticut
October 7, 1997